UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2016

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2016, Cytokinetics, Incorporated ("Cytokinetics") entered into a Letter of Agreement (the "Letter Agreement"), with Amgen Inc. ("Amgen"), Les Laboratoires Servier ("LLS") and Institut de Recherches Internationales Servier (together with LLS, "Servier").

On September 1, 2016, Amgen and Servier announced Servier’s decision to exercise its option to commercialize omecamtiv mecarbil in Europe as well as the Commonwealth of Independent States (the "CIS"), including Russia.

As previously disclosed, in July 2013, Amgen granted to Servier, with Cytokinetics’ consent, an option to commercialize omecamtiv mecarbil in Europe pursuant to an Option, License and Collaboration Agreement (the "Servier Agreement"). The option and related commercialization sublicense to Servier is subject to the terms and conditions of that certain Collaboration and Option Agreement, dated December 29, 2006, by and between Cytokinetics and Amgen, as amended (the "Amgen Agreement"). The Letter Agreement of August 29, 2016 (i) expands the territory of the sublicense to Servier to include specified countries in the CIS and (ii) provides that, if Amgen’s rights under the Amgen Agreement are terminated with respect to the territory of such sublicense, the sublicensed rights previously granted by Amgen to Servier under the Servier Agreement will remain in effect and become a direct license or sublicense of such rights by Cytokinetics to Servier, on substantially the same terms as set forth in the Servier Agreement, including but not limited to Servier’s payment of its share of agreed development costs and future milestone and royalty payments to Cytokinetics. The Letter Agreement does not otherwise modify Cytokinetics’ rights and obligations under the Amgen Agreement or create any additional financial obligations of Cytokinetics, unless it otherwise agrees in writing. Amgen remains responsible for the performance of its obligations under the Amgen Agreement relating to Europe and the CIS, including the payment of milestones and royalties relating to the development and commercialization of omecamtiv mecarbil in Europe and the CIS.

The above description of the Letter Agreement is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

Item 8.01 Other Events.

On September 1, 2016, Cytokinetics announced the advancement of omecamtiv mecarbil into a Phase 3 clinical development program with a cardiovascular outcomes clinical trial expected to initiate in the fourth quarter of 2016. A copy of the press release, titled "Cytokinetics and Amgen to Advance Omecamtiv Mecarbil into Phase 3 Clinical Development" is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated September 1, 2016, titled "Cytokinetics and Amgen to Advance Omecamtiv Mecarbil into Phase 3 Clinical Development."

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and Amgen’s planned research and development activities, including with respect to the proposed Phase 3 clinical development program of omecamtiv mecarbil and the potential for commercialization of omecamtiv mecarbil. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties. For further information regarding these and other risks related to Cytokinetics’ business, investors should refer to the Risk Factors set forth in the Company’s Quarterly Report on Form 10-Q filed with Securities and Exchange Commission for the quarter ended June 30, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

September 1, 2016	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 1, 2016